Exhibit 1.2
EXECUTION COPY

DEALER MANAGER AGREEMENT

May 8, 2007

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

1	General

The Republic of South Africa (the “Republic”) proposes to make an invitation to (a) holders of the Republic’s (i) 9 1/8% Notes due 2009, (ii) 7 3/8% Notes due 2012, (iii) 6 1/2% Notes due 2014 and (iv) 8 1/2% Notes due 2017 (the notes referred to in (i) through (iv), collectively, the “USD Eligible Notes”) to submit offers to exchange USD Eligible Notes for U.S. Dollar-Denominated Notes due 2022 (the “New Notes”) and a U.S. dollar amount of cash and/or offers to sell USD Eligible Notes for a U.S. dollar amount of cash, subject to the acceptance priority levels and maximum repurchase amounts specified in the Prospectus Supplement (as defined below) (the “Tender and Exchange”) and (b) holders of the Republic’s (i) 7% Notes due 2008 and (ii) 5 1/4% Notes due 2013 (the notes referred to in (i) and (ii), together, the “Euro Eligible Notes”) to submit offers to sell Euro Eligible Notes for a Euro cash amount, subject to the acceptance priority levels and maximum repurchase amounts specified in the Prospectus Supplement (as defined below) (the “Tender Only”, and together with the Tender and Exchange, the “Invitation”). In addition, the Republic may make an offering for cash of New Notes (the “Cash Offering”, and together with the Invitation, the “Global Note Offering”). The holders of the USD Eligible Notes and the Euro Eligible Notes (together, the “Eligible Notes”) are hereinafter referred to as the “Holders”.

The Invitation will be made on the terms and subject to the conditions set forth in the Prospectus Supplement (including the accompanying prospectus dated August 20, 2003 and the documents incorporated by reference therein, the “Prospectus Supplement”) attached hereto as Exhibit A. The closing date of the Global Note Offering shall be referred to herein as the “Closing Date.” This agreement between the Republic and you as set forth herein shall hereinafter be referred to as the “Agreement.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Prospectus Supplement.

2	Engagement as Dealer Managers

The Republic hereby engages Barclays Capital Inc. and Citigroup Global Markets Inc. to act as exclusive dealer managers (collectively, the “Dealer Managers” or “you”), and authorizes the Dealer Managers to act as such in connection with the Invitation and agrees that each Dealer Manager shall act as an independent contractor with its duties arising out of this Agreement owed solely to the Republic. The Dealer Managers accept their appointment as exclusive dealer managers in connection with the Invitation, and the Dealer Managers agree (to the extent permitted by and in accordance with applicable law) to perform the following services in connection with the Invitation:

(a)
use their reasonable efforts to identify and contact Holders (but subject to applicable law), present the Invitation to Holders on behalf of the Republic (including making copies of the Invitation Material (as defined below) available to Holders) and, on behalf of the Republic, to solicit from Holders Invitations to tender and/or exchange the Eligible Notes. It is agreed that the Republic has given full authority to the Dealer Managers to identify Holders by such means as the Dealer Managers consider necessary or desirable (but subject to applicable law);

(b)	make their employees available at all reasonable times to answer reasonable queries from Holders in connection with the Invitation;

(c)	assist the Republic as and when requested by the Republic in relation to any decision to amend, terminate or extend the Invitation;

(d)	make or arrange for the making on behalf of the Republic of such announcements as are agreed between the Republic and the Dealer Managers in connection with the Invitation; and

(e)
provide such other assistance and undertake such other duties (including, but not limited to, those duties specifically ascribed to the Dealer Managers in the Invitation Material (as defined in Section 4 below)) in connection with the Invitation as agreed in writing between the parties hereto from time to time.

3	No Liability for Acts of Brokers, Dealers, Banks, Trust Registrants and Other Nominees

No Dealer Manager or any of its affiliated companies or any director, officer, agent or employee of such Dealer Manager or any such affiliated company shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Republic or any other person for any losses, claims, damages, liabilities and expenses (each, a “Loss” and collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (other than a Dealer Manager or any of such Dealer Manager’s affiliated companies), bank, trust company, any other nominees or any other person, and no Dealer Manager nor any of its affiliated companies or any director, officer, agent or employee of such Dealer Manager or any such affiliated company shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager hereunder, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any Losses incurred by the Republic resulted from such Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining tenders and/or exchanges pursuant to the Invitation, no dealer, bank, trust company or other nominee is to be deemed to be acting as agent of any Dealer Manager or the agent of the Republic, and no Dealer Manager is to be deemed the agent of any dealer, bank, trust company or other nominee or the agent or fiduciary of the Republic, any of its security holders, creditors or of any other person. In soliciting or obtaining tenders and/or exchanges pursuant to the Invitation, no Dealer Manager shall be or shall be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Republic in connection with the Invitation and the Republic shall not be deemed to act as agent for any Dealer Manager. The Republic shall have sole authority for the acceptance or rejection of any and all tenders and/or exchanges pursuant to the Invitation.

The Republic acknowledges that the Dealer Managers and their affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of the Dealer Managers’ business, the Dealers Managers or their affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for the Dealer Managers’ own account or the accounts of customers, in debt securities or related derivative instruments of the Republic and (ii) may at any time be providing or arranging financing and other financial services to companies that may be involved in a competing transaction.

The obligations of the Dealer Managers under this Agreement are several and not joint, and each Dealer Manager may exercise its rights under this Agreement separately. No Dealer Manager shall be deemed to be the agent, partner, or joint venturer of any other Dealer Manager, and no Dealer Manager shall be liable or responsible for any acts or omissions of any other Dealer Manager.

4	Invitation Material; Free Writing Prospectuses; Withdrawal

(a)
In connection with the Invitation, the Republic authorizes each of you to reproduce and distribute, as you may deem necessary or advisable, the Prospectus Supplement and any amendments or supplements thereto, the related letters transmitted electronically through the Invitation Website (the “Letters of Transmittal”), the related letter from the Republic to brokers, dealers, commercial banks, trust companies and other nominees and the form of the letter from any of them to clients, any “issuer free writing prospectus” as defined in Rule 433 under the United States Securities Act of 1933, as amended (the “Act”), used in connection with the Invitation (an “Issuer Free Writing Prospectus”), and any press releases and newspaper advertisements that have been delivered to you by the Republic in final and approved form (collectively, including any amendments or supplements thereto provided by or on behalf of the Republic in accordance with this Agreement, the roadshow, and all the material available in the Invitation Website, the “Invitation Material”), and any permitted “free writing prospectus” specified in Section 4(b) hereof, for use by you in connection with the Invitation. The Republic and the Dealer Managers expressly agree that Offers shall be transmitted electronically through the Invitation Website pursuant to the procedures described in the Invitation Material. The Republic further agrees to cause to be furnished to each of you (in New York City) as many copies as you may reasonably request of the Invitation Material and shall cause to be mailed (or distributed electronically) to each registered holder of any Eligible Note, as soon as practicable, a reasonable number of copies of the Invitation Material. Thereafter, to the extent practicable until the Expiration Date (as defined in the Prospectus Supplement), the Republic shall use its best efforts to cause copies of the Invitation Material to be mailed to each person who becomes a holder of record of any Eligible Note upon its request therefore.

(b)
The Republic shall not amend or supplement the Invitation Material without your consent, which consent shall not be unreasonably withheld. Except for any “free writing prospectus” (as defined in Rule 405 under the Act) (a “Free Writing Prospectus”) containing customary information and prepared by the Dealer Managers for use by them on Bloomberg screens or similar communication and that is not (i) an Issuer Free Writing Prospectus or (ii) a Free Writing Prospectus containing “issuer information” (as defined in Rule 433(h)(2) under the Act), you shall not prepare or approve any other press releases or other offering material (other than material prepared solely for the internal use of a Dealer Manager) for use in connection with the Invitation, without the Republic’s consent, which consent shall not be unreasonably withheld. The Republic agrees that, a reasonable time prior to using or filing with the United States Securities and Exchange Commission (the “Commission”) or with any other Federal or other governmental agency, authority or instrumentality, domestic or foreign (each, including the Commission, an “Agency”), any Invitation Material (whether preliminary or otherwise), the Republic will submit or cause to be submitted copies of such material to you for your approval, which approval shall not be unreasonably withheld.

(c)
The Republic will advise you promptly of (i) the occurrence of any event which could cause the Republic to withdraw, rescind, terminate or modify the Invitation or would permit the Republic to exercise any right not to purchase or exchange the Eligible Notes tendered pursuant to the Invitation, (ii) any requirement to amend or supplement any Invitation Material, (iii) the issuance of any communication, comment or order relevant to the Invitation by any Agency (and, if in writing, will furnish you a copy thereof), (iv) any litigation or administrative or governmental action with respect to the Invitation of which the Republic becomes aware, and (v) any other information relating to the Invitation which you may from time to time reasonably request in the performance of your duties hereunder. The Republic shall have complete authority to, and in its discretion may, terminate the Invitation at any time on or prior to the close of business on the business day following the Expiration Date; provided that once the Republic announces its acceptance of Offers as set forth in the Prospectus Supplement, the Republic’s acceptance will be irrevocable. You will promptly inform the Republic of any litigation or administrative or governmental action with respect to the Invitation of which you become aware.

(d)
The Republic agrees (i) to prepare or cause to be prepared the Prospectus Supplement and any amendment or supplement thereto in a form approved by you and to file such Prospectus Supplement or any amendment or supplement thereto pursuant to Rule 424(b) under the Act not later than, in the case of the Prospectus Supplement, the Commission’s close of business on the second business day following the Commencement Date, and in the case of any amendment or supplement which contains information relating to the results of the Invitation and such additional information as might be required under the Act, the Commission’s close of business on the second business day following the Announcement Date; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Free Writing Prospectus, the Prospectus Supplement or any amendment or supplement thereto, of the suspension of the qualification of the New Notes for offering or sale in any jurisdiction in the United States or any jurisdiction identified under the caption “Jurisdictional Restrictions” in the Prospectus Supplement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement (as defined below), any Free Writing Prospectus or the Prospectus Supplement or any amendment or supplement thereto or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement any Free Writing Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and (ii) promptly from time to time during and following the Expiration Date of the Invitation, to take such action as you may reasonably request to qualify the Invitation and the New Notes for offering and sale under the securities laws of the United States of America and such jurisdictions set forth under the caption “Jurisdictional Restrictions” in the Prospectus Supplement as you may reasonably request and to comply with such laws so as to permit the continuance of the Invitation and sales and dealings in the New Notes in such jurisdictions for as long as may be necessary to complete the Invitation and the distribution of the New Notes, provided that in connection therewith the Republic shall not be required to file a general consent to service of process in any jurisdiction. Likewise, with respect to the jurisdictions identified under the caption “Jurisdictional Restrictions” in the Prospectus Supplement, each of the Republic and you shall take actions reasonably available to it or you, respectively, to permit the continuance of the Invitation and the distribution of the New Notes on the terms and conditions contemplated by such document, provided that if either the Republic or you believe that the cost or burden of any such actions make them unreasonable, you and the Republic shall consult in good faith with a view to restructuring the conduct of the Invitation and the distribution of the New Notes in such jurisdiction in such a way that permits, to the extent possible, the continuance of the Invitation and the distribution of the New Notes in such jurisdiction.

(e)
The Republic agrees, if the delivery of a prospectus is required under the Act (including any of the rules promulgated by the Commission thereunder) or the laws of any jurisdiction identified under the caption “Jurisdictional Restrictions” in the Prospectus Supplement at any time prior to the expiration of nine months after the time of issue of the Prospectus Supplement in connection with the Invitation and if at such time any event shall have occurred as a result of which the Prospectus Supplement as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus Supplement is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus Supplement in order to comply with the Act or the laws of any jurisdiction identified under the caption “Jurisdictional Restrictions” in the Prospectus Supplement, to notify you and upon your request to prepare and furnish to each Dealer Manager and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus Supplement or a supplement to the Prospectus Supplement which will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus in connection with sales of any of the New Notes at any time under the

Act, upon your request, to prepare and deliver to such Dealer Manager as many copies as it may reasonably request of an amended or supplemented Prospectus Supplement complying with Section 10(a)(3) of the Act.

(f)
Our offers and solicitations and your solicitations shall be made only in the United States and the jurisdictions identified under the caption “Jurisdictional Restrictions” in the Prospectus Supplement, and shall be conducted (including, without limitation, in respect of the use and distribution of the Invitation Material) in compliance with the limitations and qualifications set forth in the Prospectus Supplement under the caption “Jurisdictional Restrictions”. No offers, distributions of the Invitation Material or solicitation shall be made in any other jurisdiction without your and the Republic’s prior written consent. You agree that all material published in the United Kingdom in connection with the Invitation will be issued on behalf of the Republic.

(g)
The Republic represents and agrees that it has not made and will not make any offer relating to the Invitation that would constitute a Free Writing Prospectus or portion thereof required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Act without your prior written consent (which shall not be unreasonably withheld) and that Schedule 1 hereto is a complete list of any Issuer Free Writing Prospectuses used on or prior to the date hereof for which the Republic has received such consent. The Republic has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Republic agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement (as defined below) or the Prospectus Supplement or (ii) when taken together with the Prospectus Supplement, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Republic will give you prompt notice thereof, and if you so request, will prepare and furnish without charge to each of you an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use therein.

(h)
Each Dealer Manager represents and agrees that it has not made and will not make any offer relating to the Invitation that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a Free Writing Prospectus or a portion thereof, required to be filed by the Republic under Rule 433 under the Act, without the Republic’s prior written consent (which shall not be unreasonably withheld).

(i)
The Republic agrees to furnish each Dealer Manager with as many copies as it may reasonably request of the Invitation Material to be used by the Republic in connection with the Invitation. The Invitation Material has been or will be prepared and approved by and is the sole responsibility of the Republic, other than as provided in Section 12. The Republic agrees that, within a reasonable time prior to using any Invitation Material

(other than the filing with the Commission) of any documents incorporated by reference therein), it will submit copies of such material to the Dealer Managers and their counsel and will not use any such material to which the Dealer Managers reasonably object. Further, the Republic shall inform each Dealer Manager promptly after the National Treasury of the Republic, the Ministry of Finance of the Republic or the Chief State Law Adviser of the Republic receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Invitation Material then being used, or that would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made promptly after the happening of such event or the discovery of such fact.

(j)
Each of the Dealer Managers, in its sole discretion, may continue to own or dispose of, in any manner it may elect, any Eligible Notes it may beneficially own at the date of this Agreement or hereafter acquire, in any such case subject to applicable law and, in particular, the Dealer Managers have no obligations to the Republic pursuant to this Agreement, or otherwise, to Invitation to sell or exchange or refrain from offering to sell or exchange the Eligible Notes beneficially owned by them pursuant to the Invitation.

(k)
The Republic agrees to provide the Dealer Mangers and their professional advisers with all information and data concerning the Republic that the Dealer Managers may reasonably consider relevant or necessary to complete the Invitation or that is material to the Republic in connection therewith.

(l)
In the event that (i) the Republic uses or permits the use of any Invitation Material (a) which has not been submitted to each Dealer Manager for its comments as required by this Agreement or (b) which has been so submitted as required and with respect to which such Dealer Manager has made comments, but which comments have not resulted in a response reasonably satisfactory to such Dealer Manager and its counsel, and in each case which makes such Invitation Material materially inaccurate or makes it materially more difficult to consummate the Invitation, (ii) the Republic shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein or failed to satisfy any of the conditions specified in Section 10, (iii) the Invitation is terminated or withdrawn for any reason, or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect thereto, (iv) any proceeding, litigation or investigation has been initiated that would have a material adverse effect on the Republic’s ability to carry out the Invitation or the performance of this Agreement, then in any such case such Dealer Manager shall be entitled to withdraw as Dealer Manager without any liability or penalty to such Dealer Manager or any other indemnified party (as described in Section 12), it being understood that each Dealer Manager may determine in its sole discretion whether to exercise its withdrawal right hereunder without regard as to whether the other Dealer Managers have exercised such right; provided that in any event a withdrawing Dealer Manager shall not be entitled to the payment of any fee as provided in Section 5 below.

5	Compensation and Expenses

The Republic agrees to pay (i) all fees and expenses of the Republic’s counsel, (ii) all other fees and expenses incurred by the Republic in connection with the Global Note Offering, including those of the Information and Exchange Agent and the Luxembourg Exchange Agent (as defined in Section 6) and any other person rendering services in connection therewith, (iii) the fees and expenses of Linklaters LLP and Edward Nathan Sonnenbergs Inc., acting as counsel to the Dealer Managers, (iv) all fees and expenses incurred by the Dealer Managers in connection with the Global Note Offering, to the extent that such fees and expenses have been agreed to be paid by the Republic pursuant to this Section 5, (v) as consideration for you acting as Dealer Managers, 0.15% of the aggregate principal amount of the New Notes issued by the Republic pursuant to the Global Note Offering (for allocation equally between Barclays Capital Inc. and Citigroup Global Markets Inc.) and (vi) any applicable VAT, sales or other similar taxes which may be payable on the items listed in (i) to (v).

All payments to be made by the Republic pursuant to subsections (iv), (v) and (vi) above shall be made promptly after the Closing Date in accordance with the payment instructions of the Dealer Managers. All payments pursuant to this Section 5 shall be made in United States dollars and in full without set off, condition, restriction, counterclaim, deduction or withholding.

The Republic shall perform its obligations set forth in this Section 5 whether or not the Invitation is commenced or any Eligible Notes are tendered or exchanged pursuant to the Invitation or otherwise.

6	Information and Exchange Agent and Luxembourg Exchange Agent

The Republic shall provide you, or, to the extent possible, cause the Fiscal Agent under the Amended and Restated Fiscal Agency Agreement, dated as of May 15, 2003, relating to the Notes, as amended or supplemented from time to time (the “Fiscal Agency Agreement”), and cause The Depository Trust Company (“DTC”) to provide you with, copies of the records or other lists showing the names of the beneficial Holders of the Eligible Notes, together with their addresses and the principal amount of Eligible Notes held by them. In addition, the Republic shall update such information from time to time during the term of this Agreement as reasonably requested by you, and to the extent such information is reasonably available to the Republic within the time constraints specified. The Dealer Managers agree to use such information only in connection with the Invitation and not to furnish such information to any persons except in connection with the Invitation. The Republic will arrange for Bondholder Communications Group to serve as information and exchange agent (the “Information and Exchange Agent”) in connection with the Invitation and, as such, to advise you as to such matters relating to the Invitation as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request. The Republic will also arrange for Deutsche Bank Luxembourg S.A. to serve as the Luxembourg exchange agent (the “Luxembourg Exchange Agent”). The Republic hereby authorizes the Dealer Managers to communicate with the Information and Exchange Agent and the Luxembourg Exchange Agent with respect to matters relating to the Invitation.

7	Payment and Exchange of the Eligible Notes

The Republic agrees to pay promptly, in accordance with the terms of the Invitation Material, the applicable repurchase price for the Eligible Notes to the Holders entitled thereto. The Republic also agrees to exchange promptly, in accordance with the terms of the Invitation Material, Eligible Notes accepted for exchange for New Notes. The Republic agrees not to purchase or exchange any Eligible Notes during the term of this Agreement except pursuant to and in accordance with the Invitation or as otherwise agreed in writing by the Republic and the Dealer Managers and permitted under applicable laws and regulations.

8	Representations, Warranties and Certain Agreements of the Republic

The Republic represents and warrants to each Dealer Manager, and agrees with each Dealer Manager, as of the Commencement Date (as defined below) and as of the Closing Date, that:

(a)
the Republic meets the requirements for use of Schedule B under the Act, is a “seasoned” foreign government issuer within the meaning of Commission Release No. 33-6424 and has filed with the Commission a registration statement on Schedule B (File No. 333-107393) relating to debt securities and warrants, including the New Notes (together, the “Debt Securities”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission, other than the documents incorporated therein by reference and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel; and no stop order suspending the effectiveness of either such registration statement, and no order preventing or suspending use of the Prospectus Supplement or any amendment or supplement thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus and prospectus supplement contained in such registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are collectively referred to herein as the “Registration Statement”; the basic prospectus relating to the Debt Securities contained in the Registration Statement, in the form in which it was filed with the Commission on August 20, 2003, is referred to herein as the “Basic Prospectus”; for purposes of this Section 8 only, the Basic Prospectus, as supplemented by the Prospectus Supplement is herein called the “Prospectus”; any reference to the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of such Prospectus Supplement and Basic Prospectus; any reference to any amendment or supplement to the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of such Prospectus Supplement or Prospectus, as the case may be, under the United States

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Prospectus Supplement or Prospectus; and any reference herein to any amendment to the Registration Statement shall be deemed to refer to and include any Form 18-K filed after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)
the (i) Prospectus, as amended and supplemented to the Applicable Time (as defined below), (ii) the Preliminary Prospectus, if any, used most recently prior to the Applicable Time (as defined below), (iii) the Issuer Free Writing Prospectuses and (iv) any other “free writing prospectus” that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (collectively, the “Disclosure Package”), as of the Applicable Time (as defined below), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Republic by any Dealer Manager expressly for use in the Invitation Material; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the Disclosure Package as of the Applicable Time (as defined below); for the purposes of this Agreement, the “Applicable Time” shall mean the date and time at which Exchange Offers submitted pursuant to the Invitation become irrevocable on the Expiration Date, which, unless extended or earlier terminated by the Republic, shall be 3:00 P.M., New York City time, on May 15, 2007.

(c)
any documents filed with the Commission and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, conforms or will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use in the Invitation Material as amended or supplemented;

(d)
the Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not, and any further amendments or supplements to the Registration Statement will not, as of the applicable effective date and as of the Applicable Time and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not, and any amendment or supplement to the Prospectus will not, as of the date thereof and as of the Applicable Time and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this Section 8(d) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic expressly for use in the Invitation Material;

(e)
since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of the Republic, otherwise than as set forth in or contemplated by the Prospectus;

(f)
(i) at the time of filing the Registration Statement, (ii) at the time of filing the most recent post-effective amendment thereto, (iii) at the earliest time that the Republic or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (iv) as of the date hereof, the Republic was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that The Republic be considered an “ineligible issuer”.

(g)
the New Notes have been duly authorized, and, when issued and delivered pursuant to the Prospectus and the Fiscal Agency Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding direct, general and unconditional obligations of the Republic enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, subject, as to enforcement, to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; the Fiscal Agency Agreement has been duly authorized and, at the Applicable Time, the Fiscal Agency Agreement will constitute a valid and legally binding, direct and unconditional obligation of the Republic, enforceable in accordance with its terms, subject, as to enforcement, to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and the Fiscal Agency Agreement conforms, and the New Notes will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such New Notes;

(h)
all authorizations, approvals or consents of any court, ministry, government department, branch of government, or regulatory body required by the Republic for the execution and delivery of this Agreement, the making and consummation of the Invitation and the offer, execution, issue, sale and delivery of the New Notes and the performance of the terms of the New Notes, this Agreement and the Invitation have been obtained or will be obtained prior to the execution and delivery of the same are or will be in full force and effect;

(i)
other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Republic is a party or of which any of its properties is the subject which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the transactions herein contemplated or on the Republic’s ability to perform its obligations under the New Notes, this Agreement, the Invitation or the Fiscal Agency Agreement; and, to the best of the Republic’s knowledge, no such proceedings are threatened or contemplated;

(j)
other than as set forth or contemplated in the Prospectus, the Republic is not in default under the provisions of any agreement or instrument evidencing or relating to any outstanding indebtedness for borrowed money, and neither the execution and delivery of the Fiscal Agency Agreement, the New Notes, this Agreement or the Invitation, nor the consummation of the transactions therein or herein contemplated, nor compliance with the terms and provisions of the Fiscal Agency Agreement, the New Notes, this Agreement or the Invitation, including performance of each of the obligations contained in the Securities (i) will conflict with, violate or result in a breach of any of the Constitution of South Africa or any law or administrative regulation of or applicable to the Republic, (ii) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material instrument to which the Republic is a party or of which the Republic is bound or constitute a default thereunder or (iii) will result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of the Republic under any such agreement or instrument;

(k)
the full faith and credit of the Republic has been pledged for the due and punctual payment of the New Notes and for the due and timely performance of the obligations of the Republic with respect thereto; and the New Notes will rank pari passu, without any preference one over the other by reason of priority of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated indebtedness of the Republic in respect of money borrowed by the Republic and guarantees given by the Republic in respect of money borrowed by others;

(l)
other than as set forth in the Disclosure Package and the Prospectus, there is no tax, levy, deduction, charge or withholding imposed by the Republic or any political subdivision thereof either (i) on or by virtue of the execution, delivery or enforcement of the New Notes, this Agreement or the Invitation or the Fiscal Agency Agreement or (ii) on any payment to be made by the Republic hereunder, under the Invitation, under the Fiscal Agency Agreement or under the New Notes;

(m)
this Agreement, the Fiscal Agency Agreement and the New Notes, are and will be, in proper legal form under the laws of the Republic for enforcement thereof against the Republic under the laws of the Republic; and

(n)
a currency transfer guarantee by the South African Reserve Bank (the “Currency Transfer Guarantee”) has been obtained, constitutes a valid authorization on behalf of the Republic, and is in full force and effect;

(o)	the Invitation Material has been furnished to you or will be furnished to you no later than the date the Invitation is commenced (the “Commencement Date”);

(p)	the Republic has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Invitation Material;

(q)
any documents filed with the Commission and incorporated by reference in the Invitation Material or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, conform or will conform in all material respects to the requirements of the Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by a Dealer Manager expressly for use in the Invitation Material as amended or supplemented relating to the Invitation;

(r)
the Invitation Material complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the Exchange Act, as amended, and the rules and regulations promulgated thereunder and with the securities laws of all other relevant jurisdictions, and the Invitation Material does not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(s)
the Republic has all necessary power and authority to execute and deliver this Agreement and to perform all its obligations thereunder and to make and consummate the Invitation in accordance with its terms;

(t)
the Republic has taken all necessary action to authorize the making and consummation of the Invitation and the execution, delivery and performance by the Republic of this Agreement; and this Agreement has been duly executed and delivered by the Republic and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement constitutes a valid and legally binding agreement of the Republic, enforceable against the Republic in accordance with its terms;

(u)
the Republic is not in breach or violation of or in default under, any of the provisions of the Fiscal Agency Agreement or the Eligible Notes; and the Invitation does not violate the Constitution of the Republic;

(v)
no consent, approval, authorization or order of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body is required for the making of the Invitation, the execution, delivery and performance by the Republic of this Agreement or the consummation of the other transactions contemplated in this Agreement, except such as have been obtained on or prior the Commencement Date;

(w)
neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein or in the Invitation Material, nor compliance with the terms and provisions of this Agreement or the Invitation Material, including performance of each of the obligations contained herein and therein (i) will conflict with, violate or result in a breach of the Fiscal Agency Agreement, of the Constitution of the Republic or any law or administrative regulation of or applicable to the Republic, (ii) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any treaty, convention, or any contract to which the Republic is a party or of which the Republic is bound or constitute a default thereunder or (iii) will conflict with any law, rule or regulation, or any order of any court or of any other agency or instrumentality having jurisdiction over the Republic or any of its properties or assets; and

(x)	the statements in the Prospectus Supplement under the heading “Taxation - South African Taxation” contain a fair summary of the matters described therein in all material respects.

Any certificate signed by any competent official of the Republic and delivered to the Dealer Managers or counsel for the Dealer Managers in connection with the Invitation shall be deemed a representation and warranty by the Republic as to matters covered thereby to the Dealer Managers.

9	Representations, Warranties and Agreements of the Dealer Managers

Each Dealer Manager represents and warrants to the Republic, and agrees with the Republic, that such Dealer Manager shall not use any written material in connection with soliciting tenders or exchanges pursuant to the Invitation other than the Invitation Material.

10	Conditions

Your obligations to act as Dealer Manager pursuant to the terms of this Agreement, and to consummate your obligations in connection with the transactions contemplated in this Agreement, are subject to the following conditions, it being understood that each Dealer Manager may determine in its sole discretion whether such conditions have been satisfied and may exercise any rights or remedies with respect thereto without regard to whether the other Dealer Managers have exercised their rights or remedies:

(a)
no stop order, restraining order, injunction or other order issued by any court or governmental or regulatory authority having jurisdiction over the Republic shall be in effect with respect to the Invitation;

(b)
all representations and warranties and other statements of the Republic contained herein are now, and on the Announcement Date, at all times during the Invitation and on the Settlement Date will be, true and correct;

(c)	the Republic at all times during the Invitation shall have performed all of its obligations hereunder theretofore required to have been performed;

(d)
the Prospectus Supplement and any amendment or supplement thereto with respect to the Invitation shall have been filed with the Commission by post-effective amendment or pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(d) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof and no order preventing or suspending use of any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the

Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and any Issuer Free Writing Prospectus and any other material required to be filed by the Republic pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433;

(e)
no stop order, restraining order, injunction or other order issued by any court or governmental or regulatory authority shall be in effect with respect to (i) this Agreement, (ii) the making or the consummation of the Invitation (other than as contemplated by clause (a) above) or any of the other transactions contemplated by this Agreement or (iii) the execution, delivery or performance by the Republic of this Agreement, which is, in your judgment, so material and adverse as to make it inadvisable for you to act, or continue to act, as Dealer Manager hereunder; and it shall not have otherwise become unlawful under any law or regulation, federal, state, local or otherwise, in any relevant jurisdiction for you to so act, or continue to so act;

(f)
except as set forth in the Invitation Material, as amended and supplemented, and including any information incorporated by reference therein, no litigation shall have been commenced before any court or governmental or regulatory authority with respect to (i) the making or the consummation of the Invitation or the other transactions contemplated by this Agreement or (ii) the execution, delivery or performance by the Republic of this Agreement which, in your judgment after consultation with counsel, is so material and adverse to make it inadvisable for you to act, or continue to act, as Dealer Manager hereunder;

(g)
you shall have received on the Commencement Date and the Closing Date an opinion reasonably satisfactory to you, dated the Commencement Date, of Enver Daniels, Chief State Law Adviser of the Republic, substantially in the form set forth in Exhibit B attached hereto;

(h)
you shall have received on the Commencement Date and the Closing Date the favorable opinion of Linklaters, counsel for the Dealer Managers, dated the Commencement Date, addressed to you in form and substance reasonably satisfactory to you;

(i)
you shall have received on the Commencement Date and the Closing Date the favorable opinion of Edward Nathan Sonnenbergs, counsel for the Dealer Managers, substantially in the form set forth in Exhibit C attached hereto;

(j)
on the Closing Date, the Republic shall have furnished to the Dealer Managers certificates of the Republic, signed by an authorized official of the Republic, dated as of the Closing Date, to the effect that such official has carefully examined the Invitation Material, any amendment or supplement thereto and this Agreement and that:

(i)
to the best knowledge of such official, the representations and warranties of the Republic in this Agreement are true and correct in all respects as if made on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as of a certain date) and the Republic has complied in all material respects with this Agreement and all obligations thereunder and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)
since the date of the most recent selected financial data included or incorporated by reference in the Invitation Material, to the best knowledge of such officials, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of the Republic, taken as a whole (a “Material Adverse Change”), except as set forth in or contemplated in the Invitation Material;

(k)
subsequent to the Commencement Date or, if earlier, the dates as of which information is given in the Invitation Material, there shall not have been any Material Adverse Change, except as set forth in or contemplated in the Invitation Material, the effect of which is, in the judgment of the Dealer Managers, so material and adverse as to make it inadvisable to solicit tenders or exchanges of the Eligible Notes or consents of the Holders as contemplated by the Invitation Material;

(l)
subsequent to the Commencement Date and on or before the Settlement Date there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Luxembourg Stock Exchange; (B) trading of any securities of the Republic shall have been formally suspended or limited on any international exchange; (C) a general moratorium on commercial banking activities in New York or the Republic declared by either United States or New York State authorities or authorities of the Republic, respectively; (D) a material failure in the computerized systems used to operate and maintain The Depository Trust Company’s Automated Tender Offer Program or comparable systems for Euroclear or Clearstream, Luxembourg; or (E) the outbreak or escalation of hostilities involving the United States or the Republic or the declaration by the United States or the Republic of a national emergency or war, if the effect of any such event specified in clause (E) is in your reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the Global Note Offering on the terms and in the manner contemplated by the Prospectus Supplement as amended or supplemented;

(m)
each of the representations and warranties set forth in this Agreement shall be true and correct in all respects on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as of a certain date);

(n)	on the Closing Date, the Republic shall have furnished to you a copy of the acceptance of Ambassador Barbara Masekela to her appointment as Authorized Agent (as defined in Section 23); and

(o)
the Republic shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Invitation and the execution, delivery and performance of this Agreement.

11	Covenants of the Republic

(a)
From the Commencement Date until the Closing Date, the Republic will advise you promptly of (i) the Republic’s decision not to accept any Eligible Notes Offered for tender or exchange, (ii) any proposal by the Republic to amend or supplement in any material respect the Invitation Material, (iii) the issuance of any material order or the taking of any other material action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Invitation (and, if in writing, will furnish you a copy thereof) and (iv) any other information relating to the Invitation which you may from time to time reasonably request. The Republic agrees that if any event occurs or condition exists as a result of which the Invitation Material would, in its reasonable judgment, include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Invitation Material is delivered to a Holder, not misleading, the Republic shall immediately notify you, prepare an amendment or supplement to the Invitation Material that will correct such statement or omission, and supply such amended or supplemented Invitation Material to you immediately prior to distribution of such amendment or supplement to the Invitation Material to Holders;

(b)
The Republic will not amend or supplement in any material respect the Prospectus Supplement, other than by filing documents with the Commission that are incorporated by reference therein, without the prior written consent of each Dealer Manager (which consent will not be unreasonably withheld). The Republic will promptly advise each Dealer Manager when any document that is incorporated by reference in the Prospectus Supplement is filed with the Commission (it being understood that the Republic is not obligated to provide drafts of any such documents to the Dealer Managers prior to filing); and

(c)
The Republic further agrees it will not take, directly or indirectly, any action that is designed to cause or result in stabilization or manipulation of the price of any securities to facilitate the tender exchange of the Eligible Notes in the Invitation.

12	Indemnification and Contribution

(a)
The Republic agrees to indemnify and hold harmless each Dealer Manager against any losses, claims, damages or liabilities, joint or several, to which such Dealer Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Invitation Material or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Dealer Manager for any legal or other expenses reasonably incurred by such Dealer Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Republic shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by a Dealer Manager expressly for use therein (it being understood that such written information shall be limited to the Dealer Managers’ names indicated thereon);

(b)
Each Dealer Manager agrees to indemnify and hold harmless the Republic against any losses, claims, damages or liabilities to which the Republic may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Invitation Material, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Republic by such Dealer Manager expressly for use therein; and will reimburse the Republic for any legal or other expenses reasonably incurred by the Republic in connection with investigating or defending any such action or claim as such expenses are incurred;

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation;

(d)
Notwithstanding the provisions of subsection (c) above, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying parties do not diligently defend such action after the assumption thereof, (iv) the representation of the indemnified parties by the counsel engaged by the indemnifying parties shall present a conflict of interest for such counsel, or (v) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if a proceeding is settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under this Section 12 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party, and (C) the indemnifying parties reaffirm their obligations to the indemnified parties to indemnify such parties pursuant to this Section 12; and

(e)
If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits from the transactions set forth in the Invitation Material received by the Republic on the one hand and the Dealer Managers on the other; provided, however, that in no case shall any Dealer Manager be responsible for any amount in excess of the consideration due (or anticipated to be due) to such Dealer Manager under Section 5 of this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Republic on the one hand and the Dealer Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Republic and the Dealer Managers shall be deemed to be equal to, in the case of the Republic, the principal amount of the Eligible Notes in respect of which: (a) if the Invitation is consummated, valid tenders and exchanges of the Eligible Notes, or (b) if the Invitation is not consummated, valid tenders and exchanges are or were sought pursuant to the Invitation, and, in the case of the Dealer Managers, the consideration paid by the Republic to you hereunder (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Republic or other conduct by the Republic on the one hand or the Dealer Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Republic and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, where such fraudulent misrepresentation has given rise to any loss, claim damage or liability in respect of which a contribution is claimed. The obligations of the Dealer Managers in this subsection (e) to contribute are several in proportion to their respective obligations with respect to the Invitation and not joint.

13	Termination; Survival of Indemnities, Representations, Warranties, Etc.

This Agreement shall terminate upon the expiration, termination, withdrawal or consummation of the Invitation or, with respect to any Dealer Manager, upon withdrawal by such Dealer Manager pursuant to Section 4 hereof, it being understood that the indemnity, contribution, and expense agreements contained in Section 12, Section 3, and Section 5, and the representations and warranties of the Republic and your representations and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) the expiration, termination, withdrawal or consummation of the Invitation or the termination of this Agreement, (ii) any investigation made by or on behalf of the Republic or any Indemnified Person and (iii) your withdrawal pursuant to Section 4.

14	Severability

In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

15	Counterparts

This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16	Binding Effect

This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Republic, you and the other indemnified persons (as used in Section 12) and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

17	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

18	References to Dealer Managers

The Republic agrees that any reference to you in the Invitation Material, or in any other public release or communication relating to the Invitation, is subject to your prior written approval, which approval shall not be unreasonably withheld.

19	Notices

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or faxed (with written confirmation of receipt) to the parties hereto as follows:

(a)	If to you:

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
United States of America
Attention: Liability Management Group
Fax: +1 (212) 412-1615

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
United States of America
Attention: Liability Management Group
Fax: +1 (212) 723-8971

with a copy to:

Linklaters LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Jeffrey C. Cohen
Fax: (212) 903-9100

(b)	If to the Republic:

National Treasury
Foreign Debt Management
Private Bag X115
Pretoria 0001
Republic of South Africa
Attention: Director-General
Fax: +2712 315 5314

with a copy to:

Office of the Chief State Law Adviser
Private Bag X81
Pretoria 0001
Republic of South Africa
Attention: Chief State Law Adviser
Fax: +2712 325 3034

20	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented except in writing, duly executed and delivered by the parties hereto.

21	Waiver of Right to Jury Trial; Submission to Jurisdiction

You and the Republic each waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement hereunder. The Republic hereby (a) waives sovereign immunity, to the fullest extent permitted by law, and undertakes that it will not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of any court in respect of any action, arising out of or relating to its obligations or performance under the this Agreement or the Invitation Material, and under South African law, neither the Republic nor any of its property has any immunity from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) except that should action be brought against the Republic, no execution, attachment, or process in the nature thereof, shall be issued against the defendant or respondent in claims against the Republic or against any property of the Republic, but the amount, if any, which may be required to satisfy any judgment or order given or made against the defendant or respondent in ay action or proceeding shall be paid out of the National Revenue Fund in terms of Section 3 of the South

African State Liability Act No. 20 of 1957, as amended; (b) submits to the exclusive jurisdiction of any New York State or federal court sitting in New York City with respect to any actions and proceedings arising out of or relating to this Agreement, (c) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or federal court, (d) waives the defense of any inconvenient forum and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Furthermore, the Republic hereby represents that the execution and delivery of this Agreement and the performance of the transactions contemplated hereby constitute private and commercial acts, rather than public or governmental acts, of the Republic.

22	Taxes

All payments under this Agreement shall be made without any set-off or counter-claim and free and clear of any withholding or deduction of or on account of applicable tax save as may be required by law. If the Republic is required by law to make any deduction or withholding from any sum payable hereunder, the sum in respect of which the deduction or withholding is required to be made shall be increased to the extent necessary to ensure that the Dealer Managers receive and retain a new sum equal to that which they would have received had no such deduction or withholding been required to be made.

23	Service of Process

The Republic hereby appoints Ambassador Barbara Masekela, Embassy of the Republic of South Africa, 3051 Massachusetts Avenue, N.W., Washington, D.C. 20008 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based upon this Agreement that may be instituted in any State or Federal court in The City of New York by you or by any persons controlling you. Such appointment shall be irrevocable, except that, if for any reason, Ambassador Barbara Masekela ceases to be able to act as Authorized Agent or ceases to have an address in the United States, the Republic will appoint another person in Washington, D.C., or The City of New York, selected in its discretion, as such Authorized Agent.

24	Subheadings

The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement shall constitute a binding agreement between us.

[Signature page follows]

Very truly yours,

REPUBLIC OF SOUTH AFRICA

By:	/s/ André F. Pillay
Name: André F. Pillay
Title: Chief Director Liability Management

Accepted as of the date
first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Chris Van Niekerk
Name: Chris Van Niekerk
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Gregory Makoff
Name: Gregory Makoff
Title: Managing Director

Signature Page to Dealer Manager Agreement

EXHIBIT A

PROSPECTUS SUPPLEMENT

A-1

EXHIBIT B

FORM OF OPINION OF CHIEF STATE LAW ADVISER

B-1

EXHIBIT C

FORM OF OPINION OF EDWARD NATHAN SONNENBERGS

C-1

SCHEDULE 1: ISSUER FREE WRITING PROSPECTUSES

None